UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	26-4480276
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 840-2410

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2017, WashingtonFirst Bankshares, Inc. (“WashingtonFirst”), the parent company of WashingtonFirst Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sandy Spring Bancorp, Inc. (“Sandy Spring”), the parent company of Sandy Spring Bank, and Touchdown Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of Sandy Spring. Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge (the “First-Step Merger”) with and into WashingtonFirst, with WashingtonFirst as the surviving entity, and immediately following the effective time of the First-Step Merger, WashingtonFirst will merge with and into Sandy Spring, with Sandy Spring as the surviving entity (together with the First-Step Merger, the “Integrated Mergers”). It is anticipated that immediately following the consummation of the Integrated Mergers, WashingtonFirst Bank, a Virginia state-chartered bank, will merge with and into Sandy Spring Bank, a Maryland state-chartered trust company with commercial banking powers, with Sandy Spring Bank as the surviving bank (together with the Integrated Mergers, the “Transaction”).

The Merger Agreement has been unanimously approved by the Boards of Directors of each of WashingtonFirst and Sandy Spring. Subject to the approval of the Merger Agreement by WashingtonFirst’s shareholders, the approval of the issuance of the shares of Sandy Spring common stock as the Merger Consideration (as defined below) by Sandy Spring’s shareholders as required by applicable NASDAQ rules, the receipt of all required regulatory approvals and the fulfillment of other customary closing conditions, the parties anticipate that the Transaction will close in the fourth quarter of 2017.

At the effective time of the First-Step Merger, each outstanding share of WashingtonFirst common stock and each share of WashingtonFirst non-voting common stock, except for (i) dissenting shares and (ii) shares held, other than in a bona fide fiduciary or agency capacity or in satisfaction of a debt previously contracted, by Sandy Spring, WashingtonFirst, or a subsidiary of either, shall be converted into a number of shares (the “Exchange Ratio”) of Sandy Spring common stock as follows (the “Merger Consideration”):

(i)     if the Parent Average Price is greater than $53.23, the Exchange Ratio shall equal 0.8210;

(ii)    if the Parent Average Price is greater than $50.15 and equal to or less than $53.23, the Exchange Ratio shall equal the quotient of $43.70 divided by the Parent Average Price;

(iii)    if the Parent Average Price is equal to or greater than $37.07 and equal to or less than $50.15, the Exchange Ratio shall equal 0.8713;

(iv)     if the Parent Average Price is equal to or greater than $34.00 and less than $37.07, the Exchange Ratio shall be equal to the quotient of $32.30 divided by the Parent Average Price; and

(v)     if the Parent Average Price is less than $34.00, the Exchange Ratio shall equal 0.9500.

For purposes of calculating the Exchange Ratio, the Merger Agreement defines “Parent Average Price” as the volume-weighted average price per share, rounded to the nearest hundredth of a cent, of Sandy Spring common stock on the NASDAQ Global Select Market for the twenty (20) consecutive trading days ending on (and including) the fifth business day immediately preceding the closing date of the First-Step Merger, as reported by Bloomberg Financial Markets, or any successor thereto, through its “volume weighted average price” function (or, if not reported therein, in another authoritative source mutually selected by Sandy Spring and WashingtonFirst).

The Merger Agreement may be terminated by WashingtonFirst if the Parent Average Price is less than $34.00; provided, however, that upon notice of Washington First’s election to exercise this termination right, Sandy Spring may avoid termination of the Merger Agreement by (i) increasing the Exchange Ratio to equal $32.30 divided by the Parent Average Price or (ii) pay, as part of the Merger Consideration, an amount in cash, without interest, equal to (x) $32.30 minus (y) the Parent Average Price multiplied by 0.9500.

All WashingtonFirst stock options, whether vested or unvested, will fully vest upon completion of the Transaction and will be cashed out for an amount equal to the value of the per share Merger Consideration less the option exercise price. The value of the per share Merger Consideration for this purpose will be the exchange ratio multiplied by the Parent Average Price used to calculate the exchange ratio. Each outstanding WashingtonFirst restricted stock award will vest at the effective time and will convert into the right to receive the Merger Consideration.

Pursuant to the terms of the Merger Agreement, at the effective time of the First-Step Merger, Sandy Spring will (i) increase the size of its Board of Directors to fifteen members, (ii) appoint Joseph S. Bracewell, the Chairman of the Board of Directors of WashingtonFirst, and Shaza L. Andersen, the President and Chief Executive Officer of WashingtonFirst, along with two additional current members of the Board of Directors of WashingtonFirst (the “WashingtonFirst Directors”), to be designated by Sandy Spring after consultation with WashingtonFirst, to its Board of Directors to serve until the next annual meeting of shareholders and until his or her successor is elected and qualifies and (iii) appoint Joseph S. Bracewell and Shaza L. Andersen to the Executive Committee of Sandy Spring’s Board of Directors. In addition, at the effective time of the First-Step Merger, Sandy Spring will cause Sandy Spring Bank to (i) increase the size of its Board of Directors to fifteen members, and (ii) appoint Joseph S. Bracewell, Shaza L. Andersen and two additional current members of the Board of Directors of WashingtonFirst, to be designated by Sandy Spring after consultation with WashingtonFirst, to Sandy Spring Bank’s Board of Directors to serve until the next annual meeting of Sandy Spring’s shareholders and until his or her successor is elected and qualifies. The Board of Directors of Sandy Spring will take appropriate actions to cause the WashingtonFirst Directors to be nominated to stand for election by Sandy Spring’s shareholders at Sandy Spring’s next annual meeting of shareholders, with Joseph S. Bracewell nominated as a Class I director with a term expiring at the 2021 annual meeting of shareholders and the other WashingtonFirst Directors nominated to such classes as the Nominating Committee of Sandy Spring’s Board of Directors shall determine so that the number of directors in each class is as nearly equal as possible. Thereafter, Sandy Spring will apply its normal governance and nomination procedures to the re-election of incumbent directors.

The Merger Agreement contains customary representations and warranties from both Sandy Spring and WashingtonFirst, each with respect to its and its subsidiaries’ businesses. Each party has also agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the First-Step Merger and each party’s obligation to call a meeting of its shareholders to adopt and approve the Merger Agreement, in the case of WashingtonFirst, and to approve the issuance of the shares of Sandy Spring common stock in connection with the First-Step Merger, in the case of Sandy Spring. Subject to certain exceptions, WashingtonFirst has agreed to recommend that its shareholders adopt and approve the Merger Agreement and Sandy Spring has agreed to recommend that its shareholders approve the issuance of shares of Sandy Spring common stock in connection with the First-Step Merger. In addition, WashingtonFirst has agreed that, subject to certain exceptions, it will not, and will cause its subsidiaries and their representatives not to, solicit, initiate, encourage or take any action to facilitate (including by providing non-public information) any inquiries or proposals with respect to any acquisition proposals. The Merger Agreement provides certain termination rights for each of Sandy Spring and WashingtonFirst, and further provides that if the Merger Agreement is terminated under certain circumstances, WashingtonFirst or Sandy Spring, as applicable, will be obligated to pay the other party a termination fee equal to $18.5 million.

As described above, the consummation of the Integrated Mergers is subject to customary closing conditions, including (i) receipt of the requisite approvals of the WashingtonFirst’s and Sandy Spring’s shareholders, (ii) receipt of all required regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) the effectiveness of the registration statement to be filed by Sandy Spring with the Securities and Exchange Commission (the “SEC”) with respect to the Sandy Spring common stock to be issued in the First-Step Merger and (v) authorization for listing on the NASDAQ Global Select Market of the shares of Sandy Spring common stock to be issued in the First-Step Merger. In addition, each party’s obligation to consummate the Integrated Mergers is subject to certain other customary conditions, including (a) the accuracy of the representations and warranties of the other party subject to certain materiality standards, (b) compliance in all material respects by the other party with its covenants and (c) receipt by such party of an opinion from such party’s counsel to the effect that the Integrated Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement includes customary representations, warranties and covenants of WashingtonFirst and Sandy Spring made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business or financial information about WashingtonFirst or Sandy Spring. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between WashingtonFirst and Sandy Spring rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. Shareholders should read the Merger Agreement together with the other information concerning Sandy Spring and WashingtonFirst that is publicly filed in reports and statements with the SEC.

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01    Other Events.

Simultaneous with the execution of Merger Agreement, WashingtonFirst entered into separate voting agreements with each of the directors (in their capacity as shareholders) of Sandy Spring (collectively, the “Sandy Spring Voting Agreements”), in which each such shareholder agreed, among other things, to vote the shares of Sandy Spring common stock beneficially owned by such shareholder in favor of the issuance of the shares of Sandy Spring common stock as the Merger Consideration. The foregoing description of the Sandy Spring Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Sandy Spring Voting Agreements, a form of which is attached hereto as Exhibit 10.23 and is incorporated herein by reference.

Also simultaneous with the execution of the Merger Agreement, Sandy Spring entered into separate voting agreements with each of the directors (in their capacity as shareholders) of WashingtonFirst (collectively, the “WashingtonFirst Voting Agreements”), in which each such shareholder agreed, among other things, to vote the shares of WashingtonFirst common stock beneficially owned by such shareholder in favor of the First-Step Merger. In addition, each such shareholder has agreed to vote against any proposal made in competition with the First-Step Merger, as well as certain other restrictions with respect to the voting and transfer of such shareholder’s shares of WashingtonFirst common stock. The foregoing description of the WashingtonFirst Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the WashingtonFirst Voting Agreements, a form of which is attached hereto as Exhibit 10.24 and is incorporated herein by reference.

Finally, also simultaneous with the execution of the Merger Agreement, Sandy Spring also entered into a voting agreement with Endicott Opportunity Partners III, L.P. (“Endicott”), in its capacity as a shareholder of WashingtonFirst (the “Endicott Voting Agreement”), in which Endicott agreed, among other things, to vote the shares of WashingtonFirst common stock beneficially owned by it in favor of the First-Step Merger. In addition, Endicott has agreed to vote against any proposal made in competition with the First-Step Merger, as well as certain other restrictions with respect to the voting and transfer of Endicott’s shares of WashingtonFirst common stock. The foregoing description of the Endicott Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Endicott Voting Agreement, a copy of which is attached hereto as Exhibit 10.25 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.

(d)    Exhibits.

Number        Description

2.1	Agreement and Plan of Merger, dated as of May 15, 2017, by and among Sandy Spring Bancorp, Inc., Touchdown Acquisition, Inc. and WashingtonFirst Bankshares, Inc.

10.23	Form of Voting Agreement by and between WashingtonFirst Bankshares, Inc. and directors of Sandy Spring Bancorp, Inc.

10.24	Form of Voting Agreement by and between Sandy Spring Bancorp, Inc. and directors of WashingtonFirst Bankshares, Inc.

10.25	Voting Agreement by and between Sandy Spring Bancorp, Inc. and Endicott Opportunity Partners III, L.P.

Forward-looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring and WashingtonFirst. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s and WashingtonFirst’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor WashingtonFirst undertakes any obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In addition to factors previously disclosed in Sandy Spring’s and WashingtonFirst’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and WashingtonFirst will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of WashingtonFirst with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of required shareholder approvals; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) general economic conditions and trends, either nationally or locally; (ix) conditions in the securities markets; (x) changes in interest rates; (xi) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xii) changes in real estate values; (xiii) changes in the quality or composition of Sandy Spring’s or WashingtonFirst’s loan or investment portfolios; (xiv) changes in competitive pressures among financial institutions or from non-financial institutions; (xv) the ability to retain key members of management; and (xvi) changes in legislation, regulations, and policies.

Additional Information About the Acquisition and Where to Find It

In connection with the proposed merger transaction, Sandy Spring will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Sandy Spring and WashingtonFirst, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Sandy Spring, WashingtonFirst and the proposed merger.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and WashingtonFirst, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or from WashingtonFirst by accessing WashingtonFirst’s website at www.wfbi.com under the tab “Investor Relations,” and then selecting “SEC Filings” under the heading “Documents and Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from WashingtonFirst, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, Virginia 20190 or by calling (703) 840-2410.

Participants in the Solicitation

Sandy Spring and WashingtonFirst and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sandy Spring and WashingtonFirst in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring is set forth in the proxy statement for Sandy Spring’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2017. Information about the directors and executive officers of WashingtonFirst is set forth in the proxy statement for WashingtonFirst’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTONFIRST BANKSHARES, INC.
(Registrant)

May 18, 2017	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

Exhibit Index

Number        Description

2.1	Agreement and Plan of Merger, dated as of May 15, 2017, by and among Sandy Spring Bancorp, Inc., Touchdown Acquisition, Inc. and WashingtonFirst Bankshares, Inc.

10.23	Form of Voting Agreement by and between WashingtonFirst Bankshares, Inc. and directors of Sandy Spring Bancorp, Inc.

10.24	Form of Voting Agreement by and between Sandy Spring Bancorp, Inc. and directors of WashingtonFirst Bankshares, Inc.

10.25	Voting Agreement by and between Sandy Spring Bancorp, Inc. and Endicott Opportunity Partners III, L.P.